TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Director Stepping Down

NEW YORK, August 2, 2019 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix) announced that Patrick Grace stepped down from the Company’s Board of Directors, effective August 1, 2019. Mr. Grace has been a member of Tonix’s Board of Directors since 2011.

“It has been my privilege to have worked with the Board and the management team of Tonix," said Patrick Grace. “I am looking forward to following the continued progress of the Company.”

Seth Lederman, M.D., Chief Executive Officer of Tonix commented, “On behalf of the Company and the Board, I want to thank Patrick for his significant contributions and service to Tonix over the past eight years. We wish Patrick the best for the future.”

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering and developing small molecules and biologics to treat psychiatric, pain and addiction conditions, and biological products to improve biodefense through potential medical counter measures. Tonix’s lead program is for the development of Tonmya, or TNX-102 SL* (sublingual cyclobenzaprine HCl tablets), which is in Phase 3 development as a bedtime treatment for posttraumatic stress disorder (PTSD). Tonix is also developing TNX-102 SL as a bedtime treatment for fibromyalgia and for agitation in Alzheimer’s disease under separate Investigational New Drug applications (INDs) to support potential pivotal efficacy studies. The fibromyalgia program is in Phase 3 development and the agitation in Alzheimer’s program is Phase 2 ready. TNX-1300** (T172R/G173Q double-mutant cocaine esterase 200 mg, i.v. solution) is being developed under an IND and is in Phase 2 development for the treatment of cocaine intoxication. TNX-601 (tianeptine oxalate) is in the pre-IND application stage, also for the treatment of PTSD but works by a different mechanism from TNX-102 SL and is designed for daytime dosing. TNX-601 is also in development for a potential indication - neurocognitive dysfunction associated with corticosteroid use. Data is expected in the second half of 2019 for a Phase 1 clinical formulation selection pharmacokinetic study of TNX-601 that is being conducted outside of the U.S. TNX-801 (live horsepox virus vaccine for percutaneous (scarification) administration) is a novel, live virus vaccine grown in cell culture that is a potential smallpox-preventing vaccine currently in the pre-IND application stage of development.

* Tonmya has been conditionally accepted by the U.S. Food and Drug Administration (FDA) as the proposed trade name for TNX-102 SL for the treatment of PTSD.TNX-102 SL is an investigational new drug and has not been approved for any indication.

**TNX-1300 is an investigational new biological product and has not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2019, and periodic reports on Form 10-Q filed with the SEC on or after the date thereof. Tonix does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Jessica Morris (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 980-9159

Scott Stachowiak (media)

Russo Partners

scott.stachowiak@russopartnersllc.com

(646) 942-5630

Peter Vozzo (investors)

Westwicke

peter.vozzo@westwicke.com

(443) 213-0505